As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0454924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Santa Clara, California 95054

(Address of Principal Executive Offices, including Zip Code)

2001 Stock Incentive Plan

2001 Employee Stock Purchase Plan

2004 Employment Inducement Award Plan

(Full Title of the Plans)

Rajeev Madhavan

Chief Executive Officer

Magma Design Automation, Inc.

5460 Bayfront Plaza

Santa Clara, California 95054

(408) 565-7500

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Horace L. Nash, Esq.

Lara Mataac, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value
To be issued under the 2001 Stock Incentive Plan	2,539,040 (2)	$13.37 (5)	$33,946,964.80	$3,995.56
To be issued under the 2001 Employee Stock Purchase Plan	1,033,072 (3)	$11.36 (5)	$11,735,697.92	$1,381.29
To be issued under the 2004 Employment Inducement Award Plan	1,000,000 (4)	$13.37 (5)	$13,370,000.00	$1,573.65
Total	4,572,112	N/A	N/A	$6,950.50

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan and/or the 2004 Employment Inducement Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Represents shares automatically reserved for issuance under the 2001 Stock Incentive Plan.

(3)	Represents shares automatically reserved for issuance under the 2001 Employee Stock Purchase Plan.

(4)	Represents shares reserved for issuance under the 2004 Employment Inducement Award Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Magma Common Stock reported on the Nasdaq National Market on February 3, 2005. For the 2001 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under that plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in each Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed with the Commission on June 8, 2004 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above, including Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2004 and September 30, 2004, filed with the Commission on August 9, 2004 and November 9, 2004 respectively.

(c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed with the Commission on October 3, 2001 (File No. 000-33213) pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Registrant’s Amended and Restated Certificate of Incorporation and Registrant’s Amended and Restated Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the

Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as directors or officers to the fullest extent not prohibited by law, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	10-K	000-33213	3.1	June 28, 2002

4.2	Certificate of Correction to the Amended and Restated Certificate of Incorporation	10-K	000-33213	3.2	June 28, 2002

4.3	Amended and Restated Bylaws	10-K	000-33213	3.3	June 28, 2002

4.4	Amended and Restated Investors’ Rights Agreement dated July 31, 2001, by and among the Registrant and the parties that are signatories thereto	10-K	000-33213	4.2	June 28, 2002

4.5	Form of Common Stock Certificate	S-1/A	333-60838	4.1	November 15, 2001

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of KPMG LLP					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see page 4 of this Registration Statement)					X

99.1	Registrant’s 2001 Stock Incentive Plan, as amended through August 29, 2003	10-Q	000-33213	10.1	November 14, 2003

99.2	Form of Notice of Stock Option Award and Agreement for grants pursuant to Registrant’s 2001 Stock Incentive Plan (for other than Executive Officers)	10-Q	000-33213	10.2	February 9, 2005

99.3	Form of Notice of Stock Option Award for grants pursuant to Registrant’s 2001 Stock Incentive Plan (for Executive Officers)	8-K	000-33213	10.4	December 27, 2004

99.4	Form of Notice and Agreement for Restricted Share Award grants pursuant to Registrant’s 2001 Stock Incentive Plan (for other than Executive Officers)	8-K	000-33213	10.2	December 27, 2004

99.5	Form of Notice and Agreement for Restricted Share Award grants pursuant to Registrant’s 2001 Stock Incentive Plan (for Executive Officers)	8-K	000-33213	10.3	December 27, 2004

99.6	Registrant’s 2001 Employee Stock Purchase Plan, as amended	S-8	333-112326	99.2	January 30, 2004

99.7	Registrant’s 2004 Employment Inducement Award Plan	10-Q	000-33213	10.1	November 9, 2004

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 9th day of February, 2005.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ Rajeev Madhavan
Rajeev Madhavan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Magma Design Automation, Inc., a Delaware corporation, constitutes and appoints Rajeev Madhavan and Gregory C. Walker, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Rajeev Madhavan Rajeev Madhavan	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 9, 2005

Principal Financial Officer And Principal Accounting Officer:

/s/ Gregory C. Walker Gregory C. Walker	Senior Vice President- Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	February 9, 2005

Additional Directors:

/s/ Roy E. Jewell Roy E. Jewell	President, Chief Operating Officer and Director	February 9, 2005

/s/ Timothy J. Ng Timothy J. Ng	Director	February 9, 2005

/s/ Wade C. Meyercord Wade C. Meyercord	Director	February 9, 2005

/s/ Thomas M. Rohrs Thomas M. Rohrs	Director	February 9, 2005

/s/ Chet Silvestri Chet Silvestri	Director	February 9, 2005

/s/ Kevin Eichler Kevin Eichler	Director	February 9, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	10-K	000-33213	3.1	June 28, 2002

4.2	Certificate of Correction to the Amended and Restated Certificate of Incorporation	10-K	000-33213	3.2	June 28, 2002

4.3	Amended and Restated Bylaws	10-K	000-33213	3.3	June 28, 2002

4.4	Amended and Restated Investors’ Rights Agreement dated July 31, 2001, by and among the Registrant and the parties that are signatories thereto	10-K	000-33213	4.2	June 28, 2002

4.5	Form of Common Stock Certificate	S-1/A	333-60838	4.1	November 15, 2001

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of KPMG LLP					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see page 4 of this Registration Statement)					X

99.1	Registrant’s 2001 Stock Incentive Plan, as amended through August 29, 2003	10-Q	000-33213	10.1	November 14, 2003

99.2	Form of Notice of Stock Option Award and Agreement for grants pursuant to Registrant’s 2001 Stock Incentive Plan (for other than Executive Officers)	10Q	000-3213	10.2	February 9, 2005

99.3	Form of Notice of Stock Option Award for grants pursuant to Registrant’s 2001 Stock Incentive Plan (for Executive Officers)	8-K	000-33213	10.4	December 27, 2004

99.4	Form of Notice and Agreement for Restricted Share Award grants pursuant to Registrant’s 2001 Stock Incentive Plan (for other than Executive Officers)	8-K	000-33213	10.2	December 27, 2004

99.5	Form of Notice and Agreement for Restricted Share Award grants pursuant to Registrant’s 2001 Stock Incentive Plan (for Executive Officers)	8-K	000-33213	10.3	December 27, 2004

99.6	Registrant’s 2001 Employee Stock Purchase Plan, as amended	S-8	333-112326	99.2	January 30, 2004

99.7	Registrant’s 2004 Employment Inducement Award Plan	10-Q	000-33213	10.1	November 9, 2004